    As filed with the Securities and Exchange Commission on November 26, 1996
                                                      REGISTRATION NO. 333-_____






                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   INTUIT INC.
               (Exact Name of Issuer as Specified in Its Charter)

          DELAWARE                                             77-0034661
(State of Incorporation)                                     (I.R.S. Employer
                                                             Identification No.)

                               2535 GARCIA AVENUE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                    (Address of Principal Executive Offices)

                           1993 EQUITY INCENTIVE PLAN
                            (Full titles of the Plan)



                                 JAMES J. HEEGER
                                   INTUIT INC.
                              1840 EMBARCADERO ROAD
                           PALO ALTO, CALIFORNIA 94303
                                 (415) 944-6996
            (Name, Address and Telephone Number of Agent for Service)



                                   Copies to:

                            KENNETH A. LINHARES, ESQ.
                             JEFFREY R. VETTER, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                           PALO ALTO, CALIFORNIA 94306




                         CALCULATION OF REGISTRATION FEE


       TITLE OF SECURITIES           AMOUNT TO BE        PROPOSED MAXIMUM            PROPOSED MAXIMUM        AMOUNT OF REGISTRATION
        TO BE REGISTERED              REGISTERED       OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE            FEE
        ----------------              ----------       ------------------------   ------------------------            ---
   Common Stock, $0.01 par value     3,000,000 (1)            $35.50 (2)              $106,500,000.00 (2)         $32,272.73



(1)      Additional shares issuable pursuant to Registrant's 1993 Equity
         Incentive Plan (the "Plan") as a result of an increase in the number of shares covered by the Plan.

(2)      Estimated as of November 22, 1996, pursuant to Rule 457(c) under the
         Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.


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




         Pursuant to General Instruction E of Form S-8, the Registration
Statement is being filed to include an additional 3,000,000 shares of the Registrant's Common Stock covered by the Intuit Inc. 1993 Equity Incentive Plan
(the "Plan") as amended through November 25, 1996. The contents of the Registrant's Registration Statement on Form S-8 (SEC File No. 33-59458) previously filed with the Securities and Exchange Commission on March 12, 1993, with respect to the Plan are incorporated herein by reference.

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

ITEM 8.  EXHIBITS.

         4.01     Intuit Inc. 1993 Equity Incentive Plan, as amended through
                  November 25, 1996.

         4.02     Certificate of Amendment to Registrant's Certificate of
                  Incorporation, dated December 14, 1993. (2)


         4.03     Certificate of Amendment to Registrant's Certificate of
                  Incorporation, dated January 18, 1996. (3)

         5.01     Opinion of Fenwick & West LLP.

        23.01     Consent of Fenwick & West LLP (included in Exhibit 5.01).

        23.02     Consent of Ernst & Young LLP, Independent Auditors.

        24.01     Power of Attorney (see page 5).

--------------------------

(1) Filed with the Company's Form 10-K as originally filed on October 31, 1994, as amended.

(2) Filed with the Company's Form 10-Q for the quarter ended January 31, 1996 as originally filed on March 15, 1996, as amended.




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



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on November 25, 1996.

                                   INTUIT INC.



                                   By: /s/ William V. Campbell
                                       ---------------------------------
                                          William V. Campbell, President



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints William V. Campbell and James J. Heeger, and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         /s/ William V. Campbell                   Chief Executive Officer,             November 25, 1996
         -----------------------------------         President and Director
         William V. Campbell


         /s/ James J. Heeger                       Chief Financial Officer              November 25, 1996
         -----------------------------------
         James J. Heeger


         /s/ Greg J. Santora                       Chief Accounting Officer             November 25, 1996
         -----------------------------------
         Greg J. Santora





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

         ADDITIONAL DIRECTORS:

         /s/ Christopher W. Brody                  Director                             November 25, 1996
         -----------------------------------
         Christopher W. Brody


         /s/ Scott D. Cook                         Director                             November 25, 1996
         -----------------------------------
         Scott D. Cook


                                                   Director                             November __, 1996
         -----------------------------------
         L. John Doerr


         /s/ Michael R. Hallman                    Director                             November 25, 1996
         -----------------------------------
         Michael R. Hallman


         /s/ Burton J. McMurtry                    Director                             November 25, 1996
         -----------------------------------
         Burton J. McMurtry


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